Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Equity Trust of our report dated November 23, 2022, relating to the financial statements and financial highlights, which appears in the Virtus KAR Capital Growth Fund, Virtus KAR Equity Income Fund, Virtus KAR Global Quality Dividend Fund, Virtus KAR Mid-Cap Core Fund, Virtus KAR Mid-Cap Growth Fund, Virtus KAR Small-Cap Core Fund, Virtus KAR Small-Cap Growth Fund, Virtus KAR Small-Cap Value Fund, Virtus KAR Small-Mid Cap Core Fund, Virtus KAR Small-Mid Cap Growth Fund, Virtus KAR Small-Mid Cap Value Fund, Virtus SGA Emerging Markets Growth Fund, Virtus SGA Global Growth Fund, Virtus SGA New Leaders Growth Fund, and Virtus Tactical Allocation Fund Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Glossary”, “Independent Registered Public Accounting Firm”, “Financial Statements”, “Non-Public Portfolio Holdings Information” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 24, 2023